Exhibit 10.1

Execution Copy
LIMITED WAIVER TO NOTE PURCHASE AGREEMENT

This LIMITED WAIVER TO NOTE PURCHASE AGREEMENT (this “Waiver”) is entered into as of December 19, 2023, among MOVELLA INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto, the Purchasers party hereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for the Purchasers (in such capacities, the “Agent”).

RECITALS:

A. The Issuer, the Guarantors, the Agent and the Purchasers are parties to that certain Note Purchase Agreement, dated as of November 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “NPA”).

B. On November 14, 2023, the Acquiror filed a report on Form 8-K with the SEC which contains, in part, the disclosures set forth in Schedule I hereto (collectively, the “Specified Disclosures”).

C. The Note Parties have notified the Agent and the Purchasers (a) of the Specified Disclosures and (b) that one of the Guarantors, Kinduct Technologies Inc., changed its name to Movella Technologies Canada Inc. on August 1, 2023 (the “Specified Name Change” and together with the Specified Disclosures, collectively, the “Specified Events”), and in connection with the Specified Events, have requested that the Secured Parties waive: (i) any Event of Default arising under Section 9.01(c) of the NPA as a result of a breach of Section 7.09(a) of the NPA, arising or resulting from the Specified Disclosures; (ii) any Event of Default arising under Section 9.01(d) of the NPA as a result of any certification in any Compliance Certificate delivered for an Affected Period (as defined in Schedule I) (x) with respect to the financial statements delivered for such Affected Period being incorrect or misleading, to the extent arising or resulting from the Specified Disclosures or (y) certifying that to the knowledge of the signer thereof, no Default has occurred or is continuing, to the extent such Default arose or resulted from the Specified Events; (iii) any Event of Default arising under Section 9.01(b)(ii) of the NPA as a result of a breach of Section 7.01(b) of the NPA and Section 7.02(a) of the NPA due to the Note Parties’ inability to deliver the Acquiror’s financial statements and related Compliance Certificate with respect to the fiscal quarter ended September 30, 2023, arising or resulting from the Specified Disclosures; (iv) any Event of Default arising under Sections 9.01(b) and 9.01(c) of the NPA as a result of a breach of Section 8.12(c) of the NPA or Section 5(j) of the Security Agreement, arising or resulting from the Specified Name Change, and (v) any failure to provide notice with respect to the Specified Events and any Default or Event of Default covered by the foregoing clauses (i) through (iv) (the events in the foregoing clauses (i) through (v), collectively, the “Requested Waivers”), in each case, in accordance with Section 12.01 of the NPA, as more fully set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Waiver but not defined have the meaning provided in the NPA.

Section 2. Limited Waiver.

(a) Pursuant to Section 11.04 of the NPA, the undersigned Purchasers, which constitute the Required Purchasers, hereby instruct the Agent to execute and deliver this Waiver for purposes of granting the Requested Waivers on the terms hereof.

(b) Subject to the terms and conditions of this Waiver and in reliance upon the representations and warranties of the Note Parties set forth in Section 4 below, the Secured Parties hereby agree to waive those Defaults and Events of Defaults to the extent limited to, and expressly set forth in, the Requested Waivers;

provided, that with respect to the Requested Waivers pertaining to the Specified Disclosures, the Note Parties shall deliver to the Secured Parties (i) such financial statements required under Section 7.01(b) of the NPA and the related Compliance Certificate required under Section 7.02(a) of the NPA by no later than the earlier of (x) May 13, 2024, and (y) such earlier filing deadline as Nasdaq may determine in order for the Acquiror’s common stock to remain listed on Nasdaq and (ii) a written confirmation promptly upon Acquiror filing a plan with Nasdaq to regain compliance with Nasdaq listing standards (and in any event shall have filed such plan by January 16, 2024). Notwithstanding anything in this Waiver or in any other Note Document to the contrary, the failure of the Note Parties to satisfy any obligation in this Section 2(b) within the time periods set forth herein shall automatically result in an Event of Default.

(c) Subject to the terms and conditions of this Waiver and in reliance upon the representations and warranties of the Note Parties set forth in Section 4 below, the Secured Parties hereby agree to waive the accrual of interest at the Default Rate as a result of those Events of Default, to the extent limited to, and expressly set forth in, the Requested Waivers.

(d) The waivers set forth in Sections 2(b) and 2(c) above are limited, one time waivers and, except as expressly set forth therein, shall not be deemed to: (i) constitute a waiver of any other Default or Event of Default that may arise or result from events that do not constitute the Specified Events; (ii) constitute a waiver of any Default, Event of Default, or any other breach of the NPA or any other Note Document, whether now existing or hereafter arising; (iii) constitute a waiver of any right or remedy of any Purchaser under the NPA or any other Note Document (all such rights and remedies being expressly reserved by the Secured Parties); or (iv) establish a custom or course of dealing or conduct between any Secured Party, on the one hand, and the Note Parties on the other hand.

(e) Except as expressly set forth herein, the waivers set forth in Sections 2(b) and 2(c) above shall not be deemed to constitute consent of any other act, omission or any other breach of the NPA or any of the other Note Documents.

Section 3. Conditions to Effectiveness. The waivers set forth in Section 2 above shall become effective as of the date of this Waiver (the “Waiver Effective Date”), if on or before the date hereof, the following conditions precedent have been satisfied:

(a) Agent shall have received counterpart signature pages to this Waiver executed by each of the Agent, the Note Parties, and Purchasers constituting the Required Purchasers;

(b) the representations and warranties contained in Section 4 shall be true and correct; and

(c) the Issuer shall have paid to Agent all fees and expenses due and payable hereunder and under the NPA.

Section 4.     Representations and Warranties. Each Note Party, by signing below, hereby represents and warrants to the Secured Parties that:

(a) the execution, delivery and performance by such Note Party of this Waiver (i) has been duly authorized by all necessary corporate or other organizational action, and (ii) do not (x) contravene the terms of any of such Person’s Organization Documents, (y) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, judgment, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case, in any material respect or (z) violate any applicable Law (including Regulation U or Regulation X issued by the FRB) in any material respect;

(b) such Note Party has all requisite power and authority to execute, deliver and perform its obligations under this Waiver, and this Waiver has been duly executed and delivered by such Note Party;

(c) immediately after giving effect to this Waiver, no Default or Event of Default exists under the Note Documents;

(d) this Waiver constitutes the legal, valid and binding obligation of such Note Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles relating to enforceability (regardless of whether enforcement is sought in equity or at law); and

(e) immediately after giving effect to this Waiver, each of the representations and warranties set forth in Article VI of the NPA and in each other Note Document is true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof after giving effect to this Waiver, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date.

Section 5.     Miscellaneous.

(a)     No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the NPA or any of the other Note Documents or constitute a course of conduct or dealing among the parties. The Secured Parties reserve all rights, privileges and remedies under the NPA and the other Note Documents. Except for the waivers granted hereunder, the NPA and the other Note Documents remain unmodified and in full force and effect. All references in the Note Documents to the NPA shall be deemed to be references to the NPA as modified hereby. This Waiver shall constitute a “Note Document” for all purposes under and pursuant to the NPA and the other Note Documents.

(b)     Ratification. Each Note Party hereby ratifies and reaffirms (i) the Obligations under and as defined in the NPA and all of the covenants, duties, indemnities, indebtedness and liabilities under the NPA (as modified hereby) and the other Note Documents to which it is a party and (ii) the Liens and security interests created in favor of the Agent and/or the Purchasers pursuant to the Note Documents, which Liens and security interests shall continue in full force and effect during the term of the NPA, and shall continue to secure the Obligations under and as defined in the NPA, in each case, on and subject to the terms and conditions set forth in the NPA (as modified hereby) and the other Note Documents, and nothing herein shall be construed to deem any such Obligations paid, or to release or terminate any Lien or security interest given to secure any such Obligations or any guarantee thereof. Each Note Party confirms that, assuming all UCC financing statements naming the Agent, as secured party, and a Note Party, as debtor, filed in connection with the NPA have not been terminated or amended, such UCC financing statements remain effective and authorized by the Note Parties to continue perfection of the security interests in the Collateral of such Note Parties which may be perfected by filing under the UCC. This Waiver constitutes the entire agreement of the parties hereto, and supersedes all prior understandings and agreements, among the parties hereto relating to the subject matter hereof.

(c)     Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(d)    Governing Law. THIS WAIVER AND any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this WAIVER and the transactions contemplated hereby shall be governed by, and construed in accordance with, THE law OF THE STATE OF NEW YORK.

(e)     Submission to Jurisdiction, Waiver of Jury Trial and Severability. Sections 12.12 (Severability), 12.13(b) (Submission to Jurisdiction), 12.13(c) (Waiver of Venue), 12.14(d) (Service of Process), 12.14 (Waiver of Right to Trial by Jury), and 12.16 (Electronic Execution of Assignments and Certain Other Documents), of the NPA are hereby incorporated by reference as if fully set forth in this Waiver mutatis mutandis.

(f)     Release. By signing below, each Note Party hereby releases, remises, and forever discharges the Agent, the Purchasers and their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Waiver or any other Note Document (collectively, the “Released Matters”). Each Note Party hereby acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Note Party hereby represents and warrants to each Secured Party that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Note Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

[Signature Pages Follow.]

IN WITNESS WHEREOF, this Waiver has been duly executed and delivered as of the date first above written.

ISSUER: MOVELLA INC.

By: /s/ Ben Lee
Name: Ben Lee
Title: Chief Executive Officer

[Signature Page to Limited Waiver to Note Purchase Agreement]

GUARANTORS: MOVELLA HOLDINGS INC.

By: /s/ Ben Lee
Name: Ben Lee
Title: Chief Executive Officer

MOVELLA TECHNOLOGIES N.A. INC.

By: /s/ Stephen Smith
Name: Stephen Smith
Title: President

MOVELLA CANADA COMPANY

By: /s/ Stephen Smith
Name: Stephen Smith
Title: President

GRIFFIN HOLDINGS LIMITED

By: /s/ Stephen Smith
Name: Stephen Smith
Title: President

MOVELLA TECHNOLOGIES CANADA INC.

By: /s/ Stephen Smith
Name: Stephen Smith
Title: President

MOVELLA HOLDINGS B.V.,
registered with the Dutch trade register under number 08088230, with its corporate seat (statutaire zetel) at Enschede, the Netherlands,

By: /s/ Arnold Bosgoed
Name: Arnold Bosgoed
Title: Executive Board Member

By: /s/ Stephen Smith
Name: Stephen Smith
Title: Non-Executive Board Member
[Signature Page to Limited Waiver to Note Purchase Agreement]

MOVELLA TECHNOLOGIES B.V.,
registered with the Dutch trade register under number 50142224, with its corporate seat (statutaire zetel) at Enschede, the Netherlands,

represented by its sole board member MOVELLA HOLDINGS B.V., registered with the Dutch trade register under number 08088230, with its corporate seat (statutaire zetel) at Enschede, the Netherlands,

which in turn is represented:

By: /s/ Arnold Bosgoed
Name: Arnold Bosgoed
Title: Executive Board Member

By: /s/ Stephen Smith
Name: Stephen Smith
Title: Non-Executive Board Member

MCUBE HONG KONG LIMITED, company with limited liability incorporated under the laws of Hong Kong,

By: /s/ Ben Alexander Lee
Name: Ben Alexander Lee
Title: Sole Director

[Signature Page to Limited Waiver to Note Purchase Agreement]

AGENT: WILMINGTON SAVINGS FUND SOCIETY, FSB

By:/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

PURCHASERS:
FP CREDIT PARTNERS II AIV, L.P.

By: FP Credit Partners GP II, L.P., its general partner
By: FP Credit Partners GP II Management, LLC, its general partner

By:/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS PHOENIX II AIV, L.P.

By: FP Credit Partners GP II, L.P., its general partner
By: FP Credit Partners GP II Management, LLC, its general partner

By: /s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

[Signature Page to Limited Waiver to Note Purchase Agreement]

SCHEDULE I

SPECIFIED DISCLOSURES

On November 10, 2023, management of Movella Holdings Inc. (the “Company”) concluded that the Company’s previously issued unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, and June 30, 2023 (the “Affected Periods”) should no longer be relied upon and should be restated. These restatements are necessary to correct two separate items. The first item relates to the accounting treatment for a Directors and Officers liability insurance tail policy, the cost of which had been erroneously treated as a prepaid asset on the financial statements of the Company to be amortized ratably over the prospective six-year term instead of the pre-acquisition entity, Pathfinder Acquisition Corporation, expensing the policy on its financial statements immediately prior to the consummation of the business combination. The Company currently believes that this item results in overstatements by approximately $0.3 million of prepaid expenses and other current assets, approximately $1.6 million of capitalized equity issuance costs and other assets, and is currently evaluating the accounting treatment for the approximately $1.9 million offset on the condensed consolidated unaudited balance sheet as of March 31, 2023, and June 30, 2023. The second item relates to the erroneous recognition of revenue from a contract with a customer in the three months ended June 30, 2023, which results in an overstatement of revenue on the condensed consolidated unaudited statements of operations by what the Company currently expects to be approximately $0.7 million for the three and six months ended June 30, 2023, and a corresponding understatement of deferred revenue by what the Company currently expects to be approximately $0.7 million on the condensed consolidated unaudited balance sheet as of June 30, 2023. The Company does not expect that these items will have an impact on cash, net cash used in or provided by operating, financing, and investing activities for any period presented.